                              FLAG INVESTORS FUNDS
                       FORM OF SUB-DISTRIBUTION AGREEMENT

                                                              ____________, 2000



Ladies and Gentlemen:

         ICC Distributors, Inc. ("ICC"), a Delaware corporation, serves as Distributor (the "Distributor") of the Flag Investors Funds (collectively, the "Funds", individually, a "Fund"). The Funds are open-end investment companies (or series thereof) registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Funds offer their shares ("Shares") to the public in accordance with the terms and conditions contained in the Prospectus of each Fund. The term "Prospectus" as used herein refers to each prospectus on file with the Securities and Exchange Commission which is part of the registration statement of each Fund under the Securities Act of 1933 (the "Securities Act"). In connection with the foregoing you may serve as a participating dealer (and, therefore, accept orders for the purchase or redemption of Shares, respond to shareholder inquiries and perform other related functions) on the following terms and conditions:

         1. Participating Dealer. You are hereby designated a Participating Dealer and as such are authorized (i) to accept orders for the purchase of Shares and to transmit to the Funds such orders and the payment made therefore,
(ii) to accept orders for the redemption of Shares and to transmit to the Funds such orders and all additional material, including any certificates for Shares, as may be required to complete the redemption and (iii) to assist shareholders with the foregoing and other matters relating to their investments in each Fund, in each case subject to the terms and conditions set forth in the Prospectus of each Fund. You are to review each Share purchase or redemption order submitted through you or with your assistance for completeness and accuracy. You further agree to undertake from time to time certain shareholder servicing activities for customers of yours who have purchased Shares and who use your facilities to communicate with the Funds or to effect redemptions or additional purchases of the Shares.

         2. Limitation of Authority. No person is authorized to make any representations concerning the Funds or the Shares except those contained in the Prospectus of each Fund and in such printed information as the Distributor may subsequently prepare. No person is authorized to distribute any sales material relating to any Fund without the prior written approval of the Distributor.

         3. Compensation. As compensation for such services, you will look solely to the Distributor, and you acknowledge that the Funds shall have no direct responsibility for any compensation. In addition to any sales charge payable to you by your customer pursuant to a Prospectus, the Distributor will pay you no less often than annually a shareholder processing and service fee (as we may determine from time to time in writing) computed as a percentage of the average daily net assets maintained with each Fund during the preceding period by shareholders who purchase their shares through you or with your assistance, provided that said assets are at least $25,000 in the fund family for which you are to be compensated, and provided that in all cases your name is transmitted with each shareholder's purchase order.

         4. Prospectus and Reports. You agree to comply with the provisions contained in the Securities Act governing the distribution of prospectuses to persons to whom you offer Shares. You further agree to deliver, upon our request, copies of any amended Prospectus of the relevant Fund to purchasers whose Shares you are holding as record owner and to deliver to such persons copies of the annual and interim reports and proxy solicitation materials of the Funds. We agree to furnish to you as many copies of each Prospectus, annual and interim reports and proxy solicitation materials as you may reasonably request.

         5. Qualification to Act. You represent that you are a member in good standing of National Association of Securities Dealers, Inc. (the "NASD"). Your expulsion or suspension from the NASD will automatically terminate this Agreement on the effective date of such expulsion or suspension. You agree that you will not offer Shares to persons in any jurisdiction in which you may not lawfully make such offer due to the fact that you have not registered under, or are not exempt from, the applicable registration or licensing requirements of such jurisdiction. You agree that in performing the services under this Agreement, you at all times, will comply with the Conduct Rules (formerly the Rules of Fair Practice) of the NASD, including, without limitation, the provisions of Rule 2830 (formerly Section 26) of such Rules. You agree that you will not combine customer orders to reach breakpoints in commission for any purposes whatsoever unless authorized by the then current Prospectus in respect of a particular class of Shares or by us in writing. You also agree that you will place orders immediately upon their receipt and will not withhold any order so as to profit therefrom. In determining the amount payable to you hereunder, we reserve the right to exclude any sales which we reasonably determine are not made in accordance with the terms of the relevant prospectus and provisions of the Agreement.

         6. Blue Sky. The Funds have registered an indefinite number of Shares under the Securities Act. The Funds intend to make appropriate notice filings in certain states where such filing is required. We will inform you as to the states or other jurisdictions in which we believe the Shares are eligible for sale under the respective securities laws of such states. You agree that you will offer Shares to your customers only in those states where such Shares are eligible to be sold. We assume no responsibility or obligation as to your right to sell Shares in any jurisdiction.

         7. Authority of Fund. Each Fund shall have full authority to take such action as it deems advisable in respect of all matters pertaining to the offering of its Shares, including the right not to accept any order for the purchase of Shares.

         8. Record Keeping. You will (i) maintain all records required by law to be kept by you relating to transactions in Shares and, upon request by any Fund, promptly make such of these records available to the Fund as the Fund may reasonably request in connection with its operations and (ii) promptly notify the Fund if you experience any difficulty in maintaining the records described in the foregoing clauses in an accurate and complete manner.

         9. Liability. The Distributor shall be under no liability to you except for lack of good faith and for obligations expressly assumed by it hereunder. In carrying out your obligations, you agree to act in good faith and without negligence. Nothing contained in this Agreement is intended to operate as a waiver by the Distributor or you of compliance with any provisions of the Investment Company Act, the Securities Act, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

         10. Termination. This Agreement may be terminated by either party, without penalty, upon ten days' notice to the other party and shall automatically terminate in the event of its assignment. This Agreement may also be terminated at any time for any particular Fund without penalty by the vote of a majority of the members of the Board of Directors or Trustees of such Fund who are not "interested persons" (as such phrase is defined in the Investment Company Act) and who have no direct or indirect financial interest in the operation of the Distribution Agreement between such Fund and the Distributor or by the vote of a majority of the outstanding voting securities of the Fund.

         11. Communications. All communications other than this Agreement and those pertaining to this agreement should be sent to the address listed below. Any notice to you shall be duly given if mailed or telegraphed to you at the address below.

                                    Flag Investors Funds
                                    330 West 9th Street, 1st Floor
                                    Kansas City, MO  64105

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us both copies of this Agreement to:

                                    Flag Investors Funds
                                    c/o ICC Distributors, Inc.
                                    P.O. Box 7558
                                    Portland, Maine 04101
                                    Attn: Dealer Services

                                                  ---------------------------
                                                  ICC Distributors, Inc.
                                                  By: Benjamin L. Niles
                                                      Vice-President


Confirmed and accepted:

         Firm Name:
                   -------------------------------------------------------------

         By:
                  --------------------------------------------------------------
                                    Signature


                  --------------------------------------------------------------
                             Printed Name and Title


         Date:
              ------------------------------------------------------------------

         Address:
                  --------------------------------------------------------------

                  --------------------------------------------------------------

                  --------------------------------------------------------------



         Clears Through:
                        --------------------------------------------------------

         Executing Number:
                          ------------------------------------------------------

         Phone No.:
                   -------------------------------------------------------------

                              FLAG INVESTORS FUNDS
                              Compensation Schedule
                          (effective January 18, 2000)

Class "A" Shares -- Sales Charges

         International Fund             Communications Fund        Real Estate Securities Fund
         Emerging Growth Fund           Value Builder Fund         Equity Partners Fund
         Top 50 US                      Top 50 World               Top 50 Europe
         Top 50 Asia                    Japanese Equity Fund       European Mid-Cap Fund

                   Amount of Purchase                               Sales Charge             Dealer Retention
                   ------------------                               ------------             ----------------
         Less than $50,000                                              5.50%                       4.75%
         $50,000 but less than $100,000                                 4.50%                       3.75%
         $100,000 but less than $250,000                                3.50%                       2.75%
         $250,000 but less than $500,000                                2.50%                       2.00%
         $500,000 but less than $1,000,000                              2.00%                       1.75%
         $1,000,000 but less than $5,000,000                            NONE*                       1.00%
         $5,000,000 and over                                            NONE*                        .50%


                         Total Return U.S. Treasury Fund
                             Managed Municipal Fund

                   Amount of Purchase                               Sales Charge             Dealer Retention
                   ------------------                               ------------             ----------------
         Less than $50,000                                              4.50%                       4.00%
         $50,000 but less than $100,000                                 3.50%                       3.00%
         $100,000 but less than $250,000                                2.50%                       2.00%
         $250,000 but less than $500,000                                2.00%                       1.50%
         $500,000 but less than $1,000,000                              1.50%                       1.25%
         $1,000,000 and over                                            NONE**                      0.50%

                         Short-Intermediate Income Fund

                   Amount of Purchase                               Sales Charge             Dealer Retention
                   ------------------                               ------------             ----------------
         Less than $100,000                                             1.50%                       1.25%
         $100,000 but less than $500,000                                1.25%                       1.00%
         $500,000 but less than $1,000,000                              1.00%                       0.75%
         $1,000,000 and over                                            NONE**                      0.50%

                              US Money Market Fund

                   Amount of Purchase                               Sales Charge             Dealer Retention
                   ------------------                               ------------             ----------------
         $1,000,000 but less than $5,000,000                            NONE*                       1.00%
         $5,000,000 and over                                            NONE*                       0.50%

                                      Notes

         * On sales of $1 million or more, dealers will be paid a commission of 1% on the first $5 million of n.a.v. purchases and .50% on all n.a.v. purchases over $5 million. Purchases may be subject to a contingent deferred sales charge. ICC Distributors may make payments to dealers in the amount of 1% of the Offering Price subject to reimbursement of those amounts if Shares are redeemed within the first 12 months of purchase and .50% of the Offering Price subject to reimbursement of those amounts if Shares are redeemed within the second 12 months of purchase.

         ** Purchases may be subject to a contingent deferred sales charge. ICC Distributors may make payments to dealers in the amount of 0.50% of the Offering Price subject to reimbursement of those amounts if Shares are redeemed within 24 months of purchase.

         1.       Rights of Accumulation and Letter of Intent are available.

         2. Free exchange between fund family members of the same class and sales charge structure.

         3. Bank trust departments acting in fiduciary or advisory capacity for individual institutional or trust accounts may buy at net asset value provided order is for at least $1 million.

         4. Purchases may be made at net asset value if made in accordance with the "net asset value sales" terms of the applicable prospectus. Dealer will receive no discount, commission or other concession with respect to any such sale at net asset value, but will be entitled to receive any service fees and/or distribution fees otherwise payable with respect thereto to the extent provided from time to time in the applicable prospectus.

Class "B" Shares -- Sales Charges

            Communications Fund                Real Estate Securities Fund
            Emerging Growth Fund               Value Builder Fund
            Equity Partners Fund               International Fund
            Top 50 Europe                      Top 50 Asia
            Top 50 US                          Top 50 World
            Japanese Equity Fund               European Mid-Cap Fund
            US Money Market Fund               Cash Reserve Prime Shares

              Sales Charge*                       Dealer Retention
              -------------                       ----------------

                 0.00%                                 4.00%


       * Redemption within the first six years are subject to a Contingent Deferred Sales Charge according to the following schedules:

            Year of Redemption     1      2      3      4     5     6      7
                                   --     --     --     --    --    --     --
            CDSC                   5%     4%     3%     3%    2%    1%     0%

            Shares will be converted to Class "A" Shares after year 7.


                                      Notes

       1. Free exchange between fund family members of the same class and sales charge structure.

Class "C" Shares -- Sales Charges

                  Communication Funds                Top 50 Europe
                  Equity Partners Fund               Top 50 US
                  Value Builder Fund                 European Mid-Cap
                  International Fund                 Cash Reserve Prime Shares


                           Sales Charge*                  Dealer Retention
                           -------------                  ----------------

                               0.00%                            1.00%


               * Redemption within the first year is subject to a Contingent Deferred Sales Charge according to the following schedules:

                   Year of Redemption                 1
                   CDSC                               1%

               * 12b-1 fees in the amount of 1% per year will be paid quarterly commencing in the thirteenth month.

                                             Notes

               1. Free exchange between fund family members of the same class and sales charge structure.

Class "I" Shares - Sales Charges


                  Emerging Growth Fund           Real Estate Securities Fund
                  Equity Partners Fund           Value Builder Fund
                  Communications Fund            Short-Intermediate Income Fund

                  NO SALES CHARGE


                                       Payout Structure

                  Emerging Growth Fund           Real Estate Securities Fund
                  Equity Partners Fund           Value Builder Fund
                  Communications Fund

                  16Bp annually on average assets.  Paid quarterly.


                  Short-Intermediate Income Fund

                  8Bp annually on average assets.  Paid quarterly.


                                             Notes

              1.  Free exchange between fund family members of the same class.

Distribution Payments

         Class "A" Shares

         All funds have a 12b-1 fee of 0.25% per year. The entire fee is paid to sub-distributors on a calendar quarterly basis provided the sub-distributor has at least $25,000 in assets in the fund family.

         Class "B" Shares

         All funds have a 12b-1 fee of 0.75% per year and a shareholder servicing fee of 0.25% per year. Sub-distributors are paid at the rate of 0.25% per year on a calendar quarterly basis provided the sub-distributor has at least $25,000 in assets in the fund family. After year 7 in the fund, all Class "B" shares will convert to Class "A" shares.

         Class "C" Shares

         All funds have a 12b-1 fee of 0.75% per year and a shareholder servicing fee of 0.25% per year. Sub-distributors are paid at the rate of 1% per year on a calendar quarterly basis provided the sub-distributor has at least $25,000 in assets in the fund family. 12b-1 fees in the amount of 1% per year will be paid quarterly commencing in the thirteenth month.

         Class "I" Shares

         "I" shares do not have a 12b-1 fee. See page 5 for dealer payout.

                                              Notes

         1. Payment is made only upon receipt by the Distributor of Rule 12b-1 payments from the applicable fund.

                              FLAG INVESTORS FUNDS
                                    Contacts


Marketing -- 1-800-767-3524

         Flag Investors Marketing
         1 South Street
         Baltimore, MD  21202
         Director of Marketing
         Megan Anderson

Broker/Dealer Services -- 1-800-553-8080

         Flag Investors Broker/Dealer Services
         P.O. Box 515
         Baltimore, MD  21203
         Broker/Dealer Services Coordinator
         Su Powell

Transfer Agent

         Investment Company Capital Corp.
         PO Box 419663
         Kansas City, MO  64141-6663
         1-800-553-8080

         Federated Shareholder Services Company
         Federated Investors Tower
         1001 Liberty Avenue
         Pittsburgh, PA  15222
         1-888-433-6385

Distributor -- 1-800-973-6786

         ICC Distributors, Inc.
         Two Portland Square
         Portland, Maine  04101
         Attention: Dealer Documentation

                              FLAG INVESTORS FUNDS
                              Blue Sky Information


                                                                                             Eligible
                 Fund Name                                            Classes                 States
                 ---------                                            -------                --------
Flag Investors Communications Fund, Inc.                         A, B, C & I Shares             All
Flag Investors International Fund, Inc.                          A, B, C Shares                 All
Flag Investors Emerging Growth Fund, Inc.                        A, B, & I Shares               All
Flag Investors Total Return U.S. Treasury Fund, Inc.             A Shares                       All
Flag Investors Cash Reserve Prime Shares                         A, B, & C Shares               All
Flag Investors Managed Municipal Fund                            A Shares                       All
Flag Investors Short-Intermediate Income Fund, Inc.              A & I Shares                   All
Flag Investors Value Builder Fund, Inc.                          A, B, C & I Shares             All
Flag Investors Real Estate Securities Fund, Inc.                 A, B, & I Shares               All
Flag Investors Equity Partners Fund, Inc.                        A, B, C & I Shares             All
Flag Investors Top 50 World                                      A & B Shares                   All
Flag Investors Top 50 US                                         A, B, & C Shares               All
Flag Investors Top 50 Europe                                     A, B, & C Shares               All
Flag Investors Top 50 Asia                                       A & B Shares                   All
Flag Investors Japanese Equity                                   A & B Shares                   All
Flag Investors European Mid-Cap                                  A, B, & C Shares               All
Flag Investors U.S. Money Market Fund                            A & B Shares                   All
